McCarthy, Rose & Mills, L.L.P.
                          Certified Public Accountants
                        600 North Pearl Street, Suite 440
                            Dallas, Texas 75201-7465


                                February 18, 1998



Board of Directors
Phillips Capital Investments, Inc.
15400 Knoll Trail, #100
Dallas, Texas 75248

Gentlemen:


     We hereby consent to the use of our Auditor's Report dated January 26, 1998 for Phillips Capital Investments, Inc. in the Statement of Additional Information of Phillips Capital Investments, Inc. dated April 30, 1998 and in the revised Prospectus for Phillips Capital Investments, Inc. dated April 30, 1998.


     As discussed, please forward for our files copies of the final documents as submitted to the Securities and Exchange Commission.


                                              Very truly yours,

                                              /S/McCarthy, Rose and Mills
                                              McCarthy, Rose and Mills, L.L.P